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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cisco Systems, Inc. on Form S-4 of our reports dated August 15, 1995, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 30, 1995 and July 31, 1994 and for each of the years in the period ended July 30, 1995. We also consent to the reference to our firm under the caption "Experts."


                                            COOPERS & LYBRAND L.L.P.

San Jose, California

June 7, 1996